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                                                                     EXHIBIT 4.2



                          REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of November __, 1999 by and among GENERAL INSTRUMENT CORPORATION, a Delaware corporation ("General Instrument"), Spencer Trask Investors LLC, a Delaware limited liability company ("Spencer Trask"), and NEXT LEVEL COMMUNICATIONS, INC., a Delaware corporation ("Next Level").

            General Instrument beneficially owns _____ shares of Common Stock, par value $.01 per share (the "Common Stock"), of Next Level and Spencer Trask beneficially owns _____ shares of Common Stock.

            On the date hereof, Next Level will issue shares of Common Stock in an initial public offering (the "Initial Public Offering") registered under the Securities Act of 1933, as amended.


            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, General Instrument, Spencer Trask and Next Level, for themselves, their successors, and assigns, hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

            1.1 Definitions. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

            "Affiliate" means, with respect to a given Person, any Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote securities having a majority of the voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.


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            "Common Stock" means the Common Stock and any other class of Next
Level's common stock.
            "General Instrument Entities" means General Instrument and Affiliates of General Instrument (other than Subsidiaries that constitute Next Level Entities), and "General Instrument Entity" shall mean any of the General Instrument Entities.

            "General Instrument Ownership Reduction" means the reduction of the percentage of Common Stock beneficially owned by the General Instrument Entities to less than 30% of the outstanding Common Stock.

            "GI Holders" means the General Instrument Entities and any transferees thereof.

            "Holder" means the GI Holders and the ST Holders.

            "Next Level Entities" means Next Level and its Subsidiaries, and "Next Level Entity" shall mean any of the Next Level Entities.

            "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

            "Registrable Securities" means shares of Common Stock held by the Holders, including shares of Common Stock issuable upon exercise of warrants or options. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Next Level and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (iv) they shall have ceased to be outstanding.

            "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to this Agreement, including, without limitation, (i) the fees, disbursements and expenses of Next Level's counsel and accountants and the reasonable fees and expenses of counsel selected by the Holders in accordance with


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this Agreement in connection with the registration of the securities to be disposed of; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Holders of securities in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (vi) transfer agents' and registrars, fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) any other fees and disbursements of underwriters customarily paid by the sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, and (x) other reasonable out-of-pocket expenses of Holders other than legal fees and expenses referred to in clause (i) above.

            "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

            "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

            "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled, directly or indirectly, by such Person or by one or more of the Subsidiaries


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of such Person or by a combination thereof. "Subsidiary," when used with respect to General Instrument or Next Level, shall also include any other entity affiliated with General Instrument or Next Level, as the case may be, that General Instrument and Next Level may hereafter agree in writing shall be treated as a "Subsidiary" for the purposes of this Agreement.

            "ST Holders" means Spencer Trask and any transferees thereof.

            1.2 Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.


                                   ARTICLE II
                               REGISTRATION RIGHTS

            2.1 Demand Registration - Registrable Securities.

(a) Upon written notice provided (i) at any time from General Instrument requesting that Next Level effect the registration under the Securities Act of any or all of the Registrable Securities held by the GI Holders or (ii) at any time from Spencer Trask requesting that Next Level effect the registration under the Securities Act of any or all of the Registrable Securities held by the ST Holders, each of which notices shall specify the intended method or methods of disposition of such Registrable Securities, Next Level shall use its best efforts to effect the registration under the Securities Act and applicable state securities laws of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request (including in a Rule 415 Offering, if Next Level is then eligible to register such Registrable Securities on Form S-3 (or a successor form) for such offering); provided that,

            (i) with respect to any registration statement filed, or to be filed, pursuant to this Section 2.1, if Next Level shall furnish to the Holders that have made such request a certified resolution of the Board of Directors of Next Level stating that in the Board of Directors' good faith judgment it would (because of the existence of, or in anticipation of, any acquisition or financing activity, or the unavailability for reasons beyond Next Level's reasonable control of any required financial statements, or any other event or condition of similar significance to Next Level) be significantly disadvantageous (a "Disadvantageous Condition") to Next Level for such a registration statement


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      to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, Next Level shall be entitled to cause such registration statement to be withdrawn and the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which Next Level shall promptly deliver to such Holders). Upon receipt of any such notice of a Disadvantageous Condition, such Holders shall forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by Next Level, each such Holder will deliver to Next Level all copies, other than permanent file copies then in such Holder's possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice; provided, that the filing of any such registration statement may not be delayed for a period in excess of 60 days in any calendar year due to the occurrence of one or more Disadvantageous Conditions;

            (ii) after the General Instrument Ownership Reduction, the GI Holders may collectively exercise their rights under this Section 2.1 (through notice delivered by the GI Holders owning in the aggregate a majority in economic interest of the Registrable Securities then held by the GI Holders) on not more than four occasions (it being acknowledged that prior to the General Instrument Ownership Reduction, there shall be no limit to the number of occasions on which the GI Holders may exercise such rights);

            (iii) the ST Holders may collectively exercise their rights under this Section 2.1 (through notice delivered by Spencer Trask) on not more than three occasions;

            (iv) except as otherwise provided in Section 2.2 or elsewhere in this Agreement, the Holders shall not have the right to exercise registration rights pursuant to this Section 2.1 within the 180-day period following the date hereof or following the registration and sale of Registrable Securities effected pursuant to a prior exercise of the registration rights provided in this Section 2.1.

            (b) Notwithstanding any other provision of this Agreement to the contrary, a registration requested by a Holder pursuant to this Section 2.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of paragraph (a) above), (i) if it shall not have become effective,
(ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement


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of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by a Holder or cease to be maintained effective due to a Disadvantageous Condition and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by a Holder within its control.

            (c) In the event that any registration pursuant to this Section 2.1 shall involve, in whole or in part, an underwritten offering, the Holders of a majority of the Registrable Securities to be registered pursuant to this Section
2.1 shall have the right to designate an underwriter or underwriters reasonably acceptable to Next Level as the lead or managing underwriters of such underwritten offering and, in connection with each registration pursuant to this
Section 2.1, such Holders may select one counsel reasonably acceptable to Next Level to represent all such Holders.

            (d) Next Level shall have the right to cause the registration of additional equity securities for sale for its account or any existing or former directors, officers or employees of the Next Level Entities in any registration of Registrable Securities requested for the benefit of the GI Holders or the ST Holders, as the case may be, pursuant to paragraph (a) above; provided, however, that, if such Holders are advised in writing (with a copy to Next Level) by a nationally recognized investment banking firm selected by such Holders reasonably acceptable to Next Level (which shall be the lead underwriter or a managing underwriter in the case of an underwritten offering) that, in such firm's good faith view, the inclusion of such additional equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities then contemplated by such Holders, the registration of such additional equity securities or part thereof shall not be permitted. The Holders of the Registrable Securities to be registered pursuant to this Section 2.1 may require that any such additional equity securities be included in the offering proposed by such Holders on the same conditions as the Registrable Securities that are included therein. In the event that the number of Registrable Securities requested to be included in such registration by such Holders exceeds the number which, in the good faith view (delivered in writing) of such investment banking firm, can be sold without adversely affecting the price, timing, distribution or sale of securities in the

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offering, the number shall be allocated pro rata among the requesting Holders on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any number in excess of a Holder's request may be reallocated among the remaining requesting Holders in a like manner).

            2.2 Piggyback Registration. In the event that Next Level at any time after the date hereof proposes to register any Common Stock or any securities convertible into or exchangeable for Common Stock under the Securities Act, whether or not for sale for its own account and including pursuant to Section
2.1 (such stock or securities, "Other Securities"), in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it shall at each such time give prompt written notice to each of the Holders of its intention to do so and of the rights of such Holders under this Section 2.2. Subject to the terms and conditions hereof, such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within 15 days after the receipt of Next Level's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), Next Level shall use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which Next Level has been so requested to register, to the extent required to permit the disposition (in accordance with such intended method of disposition thereof) of the Registrable Securities so requested to be registered; provided, that:

            (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, Next Level shall determine for any reason not to register the Other Securities, Next Level may, at its election, give written notice of such determination to such Holders and thereupon Next Level shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities, without prejudice, however, to the rights of the Holders immediately to request that such registration be effected as a registration under Section
2.1 to the extent permitted thereunder;

            (b) if a nationally recognized investment banking firm selected by Next Level advises Next Level in writing that, in such firm's good faith view, all or a part of such Registrable Securities cannot be sold and the inclusion of all or a part of


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such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, Next Level shall include in such registration: (i) first, the Other Securities being sold for its own account or the Other Securities which are Registrable Securities included pursuant to
Section 2.1 and/or, if such registration is being effected after the General Instrument Ownership Reduction, any Other Securities being registered pursuant to any demand registration rights held by Persons other than Next Level and the Holders and (ii) second, up to the full number of Registrable Securities requested to be included pursuant to this Section 2.2 and the remaining Other Securities that are requested to be included in such registration in excess of the number of securities referred to in clause (i) which, in the good faith view of such investment banking firm, can be sold without adversely affecting such offering, such full number to be allocated pro rata among the holders of the securities referred to in this clause (ii) based on the relative number of securities requested to be included by each such holder(provided further that, in the event that such investment banking firm advises in writing that less than all of such Registrable Securities may be included in such offering, one or more of such Holders may withdraw their request for registration of their Registrable Securities under this Section 2.2 and 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities request that such registration be effected as a registration under Section 2.1 to the extent permitted thereunder);

            (c) Next Level shall not be required to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

            (d) no registration of Registrable Securities effected under this
Section 2.2 shall relieve Next Level of its obligation to effect a registration of Registrable Securities pursuant to Section 2.1.

            2.3 Expenses. Next Level shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Notwithstanding the foregoing, each of the Holders and Next Level shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses.


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            2.4 Registration and Qualification. If and whenever Next Level is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 or 2.2, Next Level shall as promptly as practicable:

            (a) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) the expiration of three months after such registration statement becomes effective; provided, that such three-month period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (f) below is given by Next Level to (y) the date on which Next Level delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (f) below;

            (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holders of Registrable Securities or such underwriter may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

            (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such U.S. jurisdictions as the Holders of such Registrable Securities or any underwriter to such Registrable Securities shall reasonably request, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and


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do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, that Next Level shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) (i) use its best efforts to furnish to each of the Holders of Registrable Securities included in such registration (each, a "Selling Holder") and to any underwriter of such Registrable Securities an opinion of counsel for Next Level addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement) and (ii) use its best efforts to furnish to each Selling Holder a "cold comfort" letter addressed to each Selling Holder and signed by the independent public accountants who have audited the financial statements of Next Level included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

            (f) as promptly as practicable, notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Sections 2.1 or 2.2 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to


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be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

            (g) if requested by the lead or managing underwriters, use its best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which common equity securities of Next Level are then listed;

            (h) to the extent reasonably requested by the lead or managing underwriters, send appropriate officers of Next Level to attend and participate in any "road shows" scheduled in connection with any such registration, with all out-of-pocket costs and expense incurred by Next Level or such officers in connection with such attendance to be paid by Next Level; and

            (i) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Sections 2.1 or 2.2 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

            2.5 Conversion of other Securities, Etc. In the event that any Holder offers any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall continue to be eligible for registration pursuant to Sections 2.1 and 2.2.

            2.6 Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, Next Level shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by Next Level and such other terms and provisions as are customarily contained in underwriting agreements of Next Level to the extent relevant and as are customarily contained in underwriting agreements generally with respect to secondary distributions to the extent relevant, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.7, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.4(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other


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agreements on the part of, Next Level to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.7.

            (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Agreement, Next Level shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of Next Level with its officers and the independent public accountants who have certified the financial statements of Next Level as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            2.7 Indemnification and Contribution. (a) In the case of each offering of Registrable Securities made pursuant to this Agreement, Next Level agrees to indemnify and hold harmless, to the extent permitted by law, each of the Selling Holders, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and the officers, directors, affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements and reasonable costs of investigation and preparation), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not


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misleading; provided, however that Next Level shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to a Selling Holder, another holder of securities included in such registration statement or underwriter furnished in writing to Next Level by or on behalf of such Selling Holder, other holder or underwriter specifically for use in the registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder, any other holder or any underwriter and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that Next Level may otherwise have to each Selling Holder, other holder or underwriter of the Registrable Securities or any controlling person of the foregoing and the officers, directors, affiliates, employees and agents of each of the foregoing; provided, further, that, in the case of an offering with respect to which a Selling Holder has designated the lead or managing underwriters (or a Selling Holder is offering Registrable Securities directly, without an underwriter), this indemnity does not apply to any loss, liability, cost, claim or damage arising out of or relating to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy of a final prospectus or offering memorandum was available on a timely basis and not sent or given by or on behalf of any underwriter (or such Selling Holder or other holder, as the case may be) to such Person asserting such loss, liability, cost, claim or damage at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus or offering memorandum.

            (b) In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, and to use reasonable best efforts to cause each underwriter of Registrable Securities included in such offering (in the same manner and to the same extent as set forth in Section 2.7(a)) to agree to indemnify and hold harmless, Next Level, each other underwriter who participates in such offering, each other Selling Holder or other holder with securities included in such offering and in the case of an underwriter, such Selling Holder or other holder, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act and the


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                                                                              14



officers, directors, affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements and reasonable costs of investigation and preparation), claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement by such Selling Holder or underwriter, as the case may be, of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by Next Level or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder or underwriter, as the case may be, or alleged omission by such Selling Holder or underwriter, as the case may be, of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from information relating to such Selling Holder or underwriter, as the case may be, furnished in writing to Next Level by or on behalf of such Selling Holder or underwriter, as the case may be, specifically for use in such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. The foregoing indemnity is in addition to any liability which such Selling Holder or underwriter, as the case may be, may otherwise have to Next Level, or controlling persons and the officers, directors, affiliates, employees, and agents of each of the foregoing; provided, however, that, in the case of an offering made pursuant to this Agreement with respect to which Next Level has designated the lead or managing underwriters (or Next Level is offering securities directly, without an underwriter), this indemnity does not apply to any loss, liability, cost, claim, or damage arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy of a final prospectus or offering memorandum was not sent or given by or on behalf of any underwriter (or Next Level, as the case may be) to such Person asserting such loss, liability, cost, claim or damage at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus or offering memorandum.

            (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided that, if an indemnified party and an indemnifying party shall have conflicting claims or defenses, the indemnifying party shall not have control of such conflicting claims or defenses and the indemnified party shall be entitled to appoint separate counsel for such claims and defenses at the cost and expense of the indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 2.7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not assume the defense of such claim or action, it is understood that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for all such indemnified parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 2.7 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in Next Level. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 2.7 (with appropriate modifications) shall be given by Next Level, the Selling Holders and underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

            (f) The obligations of the parties under this Section 2.7 shall be in addition to any liability which any party may otherwise have to any other party.

            2.8 Rule 144 and Form S-3. Commencing 90 days after the date hereof, Next Level shall use its best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Upon the request of any Holder of Registrable Securities, Next Level will deliver to such Holder a written statement as to whether it has complied with such requirements. Next Level further agrees to use its reasonable efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act of the filing of registration statements under this Agreement to be met as soon as practicable after the date hereof.

            2.9 Transfer of Registration Rights. Any Holder may transfer all or any portion of its rights under this Agreement to any transferee of Registrable Securities owned by such Holder; provided that all or any portion of the rights under Section 2.1 may only be transferred to a transferee of at least three percent (3%) of the outstanding shares of Common Stock at the time of transfer (other than shares held by the General Instrument Entities and Spencer Trask). Any transfer of registration rights pursuant to this Section 2.9 shall be effective upon receipt by Next Level of (i) written notice from such Holder stating the name and address of any transferee and identifying the number of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from such transferee to be bound by the terms of this Agreement. The Holders may exercise their rights hereunder in such priority as they shall agree upon among themselves.

            2.10 Holdback Agreement. If Next Level effects any registration of equity securities of Next Level or any securities convertible into or exchangeable or exercisable for any equity securities of Next Level pursuant to this Agreement or otherwise in which 20% or more of the securities registered thereby are Registrable Securities, each Holder agrees not to effect any public sale or distribution, including any sale under Rule 144, of any equity security of Next Level or any security convertible into or exchangeable or exercisable for any equity security of Next Level (otherwise than through the registered public offering then being made) within 7 days prior to or 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 offerings). Next Level hereby also so agrees; provided, that, subject to Section 2.6(a) hereof, Next Level shall not be so restricted from effecting any public sale or distribution of any security in connection with any merger, acquisition, exchange offer, subscription offer, dividend reinvestment plan or stock option or other executive or employee benefit or compensation plan.

            2.11 Registration of Other Stock. Next Level agrees that it shall from time to time enter into one or more agreements with General Instrument and/or the Majority Transferee (as defined in Next Level's certificate of incorporation), if any, in form and substance reasonably satisfactory to the parties thereto, granting to General Instrument or the Majority Transferee, as the case may be, registration rights for the registration of any shares of any class of capital stock of Next Level other than Common Stock that may hereafter be owned, directly or indirectly, by General Instrument or the Majority Transferee, as the case may be, substantially upon the same terms and conditions as those contained in this Agreement for the benefit of General Instrument.


                                   ARTICLE III
                                  MISCELLANEOUS

            3.1 Limitation of Liability. No party hereto shall be liable hereunder for any special, indirect, incidental or consequential damages of the other arising in connection with this Agreement.

            3.2 Affiliates. General Instrument agrees and acknowledges that General Instrument shall be responsible for the performance by each General Instrument Entity of the obligations hereunder applicable to such General Instrument Entity.

            3.3 Amendments. This Agreement may not be amended or terminated orally, but only by a writing duly executed by or on behalf of each of the parties hereto. Any such amendment shall be validly and sufficiently authorized for purposes of this Agreement if it is signed on behalf of the parties hereto by any of their respective presidents or vice presidents.

            3.4 Term. This Agreement shall remain in effect until all Registrable Securities held by the Holders have been transferred by them to Persons other than Transferees; provided, that the provisions of Section 2.7,
2.8 and 3.1 shall survive any such expiration.

            3.5 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision of the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

            3.6 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (c) shall also be sent pursuant to clause (b)), addressed as follows:

            (a) if to Next Level, to:

                Next Level Communications, Inc.
                6085 State Farm Drive
                Rohnert Park, CA  94928
                Attention:  Chief Financial Officer
                Telecopy No.:  (707) 584-6859

            (b) If to General Instrument, to:

                General Instrument Corporation
                101 Tournament Drive
                Horsham, PA  19044
                Attention:  General Counsel
                Telecopy No.:  (215) 323-1293

            (c) If to Spencer Trask, to:

                Spencer Trask Investors LLC
                535 Madison Avenue
                New York, NY  10022
                Attention:  Kevin Kimberlin
                Telecopy No.:  (212) 751-3483

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

            3.7 Further Assurances. The parties hereto shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

            3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

            3.9 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Delaware.

            3.10 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

            3.11 Majority Transferee. Upon General Instrument's request, Next Level agrees that it shall enter into an agreement with the Majority Transferee (in substitution of this Agreement), if any, in form and substance reasonably satisfactory to the Majority Transferee and Next Level (i) granting to the Majority Transferee registration rights for the registration of Registrable Securities substantially upon the same terms and conditions as those contained in this Agreement for the benefit of General Instrument and (ii) containing other covenants and agreements for the benefit of the Majority Transferee that are substantially similar to the other covenants and agreements contained in this Agreement for the benefit of General Instrument; provided, that such agreement shall contain terms (including covenants and agreements of the Majority Transferee) for the benefit of Next Level that are substantially similar to the terms (including the covenants and agreements of General Instrument) for the benefit of Next Level contained herein.

            3.12 Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns (including transferees). Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

            3.13 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                       GENERAL INSTRUMENT CORPORATION


                                       By: __________________________
                                           Name:
                                           Title


                                       SPENCER TRASK INVESTORS LLC


                                       By: __________________________
                                           Name:
                                           Title


                                       NEXT LEVEL COMMUNICATIONS, INC.


                                       By: __________________________
                                           Name:
                                           Title